                                                                     EXHIBIT 4.3

                   CS FIRST BOSTON MORTGAGE SECURITIES CORP.



                                   Depositor



                                      and



                   WILSHIRE MORTGAGE FUNDING COMPANY IV, INC.



                              Unaffiliated Seller



                          ___________________________



                        UNAFFILIATED SELLER'S AGREEMENT


                          Dated as of December 1, 1996

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE ONE     DEFINITIONS................................................  1

      Section 1.01.     Definitions........................................  1

ARTICLE TWO     PURCHASE, SALE AND CONVEYANCE OF MORTGAGE LOANS............  3

      Section 2.01.     Agreement to Purchase..............................  3
      Section 2.02.     Purchase Price.....................................  3
      Section 2.03.     Conveyance of Mortgage Loans; Possession of
                        Mortgage Files.....................................  3
      Section 2.04.     Delivery of Mortgage Loan Documents4
      Section 2.05.     Transfer of Mortgage Loans; Assignment of Agreement  5
      Section 2.06.     Books and Records..................................  5
      Section 2.07.     Cost of Delivery of Documents......................  5

ARTICLE THREE   COVENANTS..................................................  5

ARTICLE FOUR    MISCELLANEOUS..............................................  6

      Section 4.01.     Conditions of Depositor's Obligations..............  6
      Section 4.02.     Conditions of Unaffiliated Seller's Obligations....  8
      Section 4.03.     Termination of Depositor's Obligations.............  8
      Section 4.04.     Notices............................................  9
      Section 4.05.     Severability of Provisions.........................  9
      Section 4.06.     Agreement of Unaffiliated Seller................... 10
      Section 4.07.     Survival........................................... 10
      Section 4.08.     Effect of Headings and Table of Contents........... 10
      Section 4.09.     Successors and Assigns............................. 10
      Section 4.10.     Governing Law...................................... 10
      Section 4.11.     Confirmation of Intent............................. 10
      Section 4.12.     Execution in Counterparts.......................... 11
      Section 4.13.     Costs.............................................. 11
      Section 4.14.     Indemnification.................................... 12
      Section 4.15.     Miscellaneous...................................... 16

Exhibits
--------

Exhibit A -       List of Mortgage Loans
Exhibit B -       Officer's Certificate of the Unaffiliated Seller
Exhibit C -       Opinion of Counsel to the Unaffiliated Seller

          This Agreement (the "Unaffiliated Seller's Agreement"), dated as of December 1, 1996, by and between CS FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation (the "Depositor"), and WILSHIRE MORTGAGE FUNDING COMPANY IV, INC., a Delaware corporation (the "Unaffiliated Seller").


                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Unaffiliated Seller entered into a Loan Sale Agreement, dated as of December 1, 1996 (the "Loan Sale Agreement"), by and among Wilshire Credit Corporation, First Bank of Beverly Hills, F.S.B. and Girard Savings Bank, F.S.B., pursuant to which the Unaffiliated Seller acquired all the Mortgage Loans (as hereinafter defined);

          WHEREAS, Exhibit A attached hereto and made a part hereof lists certain residential mortgage loans (the "Mortgage Loans") owned by the Unaffiliated Seller that the Unaffiliated Seller desires to sell to the Depositor and that the Depositor desires to purchase;

          WHEREAS, it is the intention of the Unaffiliated Seller and the Depositor that simultaneously with the Unaffiliated Seller's conveyance of the Mortgage Loans to Depositor on the Closing Date the Depositor shall deposit the Mortgage Loans in trust pursuant to a Pooling and Servicing Agreement to be dated as of December 1, 1996 (the "Pooling and Servicing Agreement"), to be entered into by and among the Depositor, as depositor, the Unaffiliated Seller, Bankers Trust Company of California, N.A., as Trustee (the "Trustee") and as Back-Up Servicer (the "Back-up Servicer"), and Wilshire Servicing Corporation, as Servicer (the "Servicer");

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:


                                  ARTICLE ONE

                                  DEFINITIONS

          Section 1.01.  Definitions.  Whenever used herein, the following words
                         -----------
and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

          "Agreement" means this Unaffiliated Seller's Agreement, as amended or
           ---------
supplemented in accordance with the provisions hereof.

          "Closing Date" shall have the meaning ascribed thereto in Section
           ------------
2.01(c).

          "Commission" means the United States Securities and Exchange
           ----------
Commission.

          "Cut-Off Date" means the opening of business, December 1, 1996.
           ------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "List of Mortgage Loans" shall have the meaning ascribed thereto in
           ----------------------
Section 2.01(b).

          "Prospectus" means the Prospectus, dated November 21, 1996, relating
           ----------
to the offering by the Depositor from time to time of its Pass-Through Certificates (Issuable in Series) in the form in which it was or will be filed with the Securities Exchange Commission pursuant to Rule 424(b) under the Securities Act with respect to the offer and sale of the Offered Certificates.

          "Prospectus Supplement" means the Prospectus Supplement, dated
           ---------------------
December 19, 1996, relating to the offering of the Certificates in the form in which it was or will be filed with the Commission pursuant to Rule 424(b) under the Securities Act with respect to the offer and sale of the Offered Certificates.

          "Registration Statement" means that certain registration statement on
           ----------------------
Form S-3, as amended (Registration No. 333-15833) relating to the offering by the Depositor from time to time of its Pass-Through Certificates (Issuable in Series) as heretofore declared effective by the Commission.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Unaffiliated Seller" means Wilshire Mortgage Funding Company IV,
           -------------------
Inc., in its capacity as Unaffiliated Seller of the Mortgage Loans under this Agreement and any successor thereto, whether through merger, consolidation, purchase and assumption thereof or by purchase or acquisition all or substantially all of its assets or otherwise.

          Capitalized terms used herein that are not otherwise defined shall have the respective meanings ascribed thereto in the Pooling and Servicing Agreement.

                              ARTICLE TWO

                PURCHASE, SALE AND CONVEYANCE OF MORTGAGE LOANS

          Section 2.01.  Agreement to Purchase.  (a)  Subject to the terms and
                         ---------------------
conditions of this Agreement, the Unaffiliated Seller agrees to sell, and the Depositor agrees to purchase on the Closing Date, the Mortgage Loans.

          (b) Subject to Section 2.07, the Depositor and the Unaffiliated Seller have agreed upon which of the Unaffiliated Seller's loans are to be purchased by the Depositor on the Closing Date pursuant to this Agreement, and the Unaffiliated Seller has prepared a schedule (the "List of Mortgage Loans") setting forth all of the Mortgage Loans to be purchased under this Agreement, which schedule is attached hereto as Exhibit A.

          (c) The closing for the purchase and sale of the Mortgage Loans shall take place at the offices of Dewey Ballantine, New York, New York, at 10:00 a.m., New York time, on December 20, 1996 or such other place and time as the parties shall agree (such time being herein referred to as the "Closing Date").

          Section 2.02.  Purchase Price.  On the Closing Date, as full
                         --------------
consideration for the Unaffiliated Seller's sale of the Mortgage Loans to the Depositor, the Depositor will deliver to the Unaffiliated Seller (i) an amount in cash equal to $286,028,340.52, all payable by wire transfer of same day funds and (ii) the Class RU Certificates and the Class RL Certificates to be issued pursuant to the Pooling and Servicing Agreement.

          Section 2.03.  Conveyance of Mortgage Loans; Possession of Mortgage
                         ----------------------------------------------------
Files.  On the Closing Date, the Unaffiliated Seller shall sell, transfer,
-----
assign, set over and convey to the Depositor, without recourse but subject to the terms of this Agreement, all right, title and interest in and to the Purchased Loans and the other Purchased Assets (as such terms are defined in the Loan Sale Agreement) and the Unaffiliated Seller's right to exercise the remedies created by Section 4 of the Loan Sale Agreement from and after the Closing Date until such time, if ever, as such Mortgage Loan is repurchased under the related Pooling and Servicing Agreement or the Certificates are paid in full. Upon payment of the purchase price for such Mortgage Loans as provided in Section 2.02 of this Agreement, the Unaffiliated Seller shall have hereby, and shall be deemed to have, sold, transferred, assigned, set over and conveyed such Purchased Loans and the other Purchased Assets and the Unaffiliated Seller's right to exercise the remedies created by Section 4 of the Loan Sale Agreement from and after the Closing Date until such time as the Certificates are paid in full such Mortgage Loan is repurchased under the related Pooling and Servicing Agreement, if ever, to the Depositor. Upon the sale of such Mortgage Loans, the ownership of each related Note, each related Mortgage and the contents of the related Loan File shall immediately vest in the Depositor and the ownership of all related records and documents with respect to each Mortgage Loan prepared by or which come into the possession of the Unaffiliated Seller shall immediately vest in the Depositor. The contents of any Loan File in the possession of the Unaffiliated Seller at any time after such sale, and any scheduled payments of principal and interest on the Mortgage Loans due after the Cut-Off Date and received by the Unaffiliated Seller, shall be held in trust by the Unaffiliated Seller for the benefit of the Depositor as the owner thereof, and shall be promptly delivered by the Unaffiliated Seller to or upon the order of the Depositor.

          Pursuant to the Pooling and Servicing Agreement, the Depositor shall, on the Closing Date, assign all of its right, title and interest in and to the Purchased Loans and the other Purchased Assets and the Unaffiliated Seller's right to exercise the remedies created by Section 4 of the Loan Sale Agreement to the Trustee for the benefit of the Holders of the Certificates.

          Section 2.04.  Delivery of Mortgage Loan Documents.  On or prior to
                         -----------------------------------
the Closing Date, the Unaffiliated Seller shall deliver to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement), the Loan File Documents, as described in the related Pooling and Servicing Agreement.

          All original documents relating to the Mortgage Loans that are not delivered to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement) as required by this Section 2.04 are and shall be held by the Unaffiliated Seller in trust for the benefit of the Trustee on behalf of the related Holders of the Certificates. In the event that any such original document is required pursuant to the terms of this Section 2.04 to be a part of a Loan File, such document shall be delivered promptly to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement).

          From and after the sale of the Mortgage Loans to the Depositor pursuant hereto, to the extent that the Unaffiliated Seller retains legal title of record to any Mortgage Loans prior to the vesting of legal title in the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement), such title shall be retained in trust for the Depositor as the owner of the Mortgage Loans and the Trustee, as the Depositor's assignee.

          Section 2.05.  Transfer of Mortgage Loans; Assignment of Agreement.
                         ---------------------------------------------------
The Depositor has the right to assign its interest under this Agreement to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement, without further notice to, or consent of, the Unaffiliated Seller, and the Trustee shall succeed to such of the rights and obligations of the Depositor hereunder as shall be so assigned. The Depositor shall, pursuant to the Pooling and Servicing Agreement, assign all of its right, title and interest in and to the Purchased Loans and the other Purchased Assets and the Unaffiliated Seller's right to exercise the remedies created by Section 4 of the Loan Sale Agreement, together with all other rights relating to the foregoing, to the Trustee for the benefit of the Holders of the Certificates. The Unaffiliated Seller agrees that, upon such assignment to the Trustee, all rights of the Depositor with respect to the Purchased Loans and the other Purchased Assets and the Unaffiliated Seller's right to exercise the remedies created by
Section 4 of the Loan Sale Agreement will run to and be for the benefit of the Trustee and the Trustee may enforce diligently, without joinder of the Depositor, any and all of such rights.

          Section 2.06.  Books and Records.  The sale of each Mortgage Loan
                         -----------------
shall be reflected on the Unaffiliated Seller's balance sheet and other financial statements as a sale of assets by the Unaffiliated Seller for accounting purposes and for tax purposes. The Unaffiliated Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trustee for the benefit of the Holders of the Certificates.

          Section 2.07.  Cost of Delivery of Documents.  The costs relating to
                         -----------------------------
the delivery of the documents specified in this Article Two in connection with the Mortgage Loans shall be borne by the Unaffiliated Seller.


                                 ARTICLE THREE

                                   COVENANTS

           The Unaffiliated Seller covenants with the Depositor as follows:

          (a) The Unaffiliated Seller shall cooperate with the Depositor and the firm of independent certified public accountants retained with respect to the issuance of the Certificates in making available all information and taking all steps reasonably necessary to permit the accountants' letters required hereunder to be delivered within the times set for delivery herein.

          (b) The Unaffiliated Seller hereby agrees to do all acts, transactions, and things and to execute and deliver all agreements, documents, instruments, and papers by and on behalf of the Unaffiliated Seller as the Depositor or its counsel may reasonably request in order to consummate the transfer of the Mortgage Loans to the Depositor and the subsequent transfer thereof to the Trustee, and the rating, issuance and sale of the Certificates.

          (c) The Unaffiliated Seller hereby agrees to arrange separately to pay to the Trustee all of the Trustee's fees and expenses in connection with the transactions contemplated by the Pooling and Servicing Agreement subject to existing agreements to which the Unaffiliated Seller assented at an earlier date. For the avoidance of doubt, the parties hereto acknowledge that it is the intention of the parties that the Depositor shall not pay any of the Trustee's fees and expenses in connection with the transactions contemplated by the Pooling and Servicing Agreement.


                                  ARTICLE FOUR

                                 MISCELLANEOUS

          Section 4.01.  Conditions of Depositor's Obligations.   The
                         -------------------------------------
obligations of the Depositor to purchase the Mortgage Loans will be subject to the satisfaction on the Closing Date of the following conditions. Upon payment of the purchase price for the Mortgage Loans, such conditions shall be deemed satisfied or waived.

          (a) Each of the obligations of the Unaffiliated Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement and the Pooling and Servicing Agreement shall have been duly performed and complied with in all material respects and all of the representations and warranties of the Unaffiliated Seller under this Agreement and the Pooling and Servicing Agreement shall be true and correct in all material respects as of the Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or the Pooling and Servicing Agreement, and the Depositor shall have received a certificate to the effect of the foregoing signed by an authorized officer of the Unaffiliated Seller.

          (b) The Depositor shall have received a letter dated the date of this Agreement, in form and substance reasonably acceptable to the Depositor and its counsel, prepared by Arthur Anderson & Co., independent certified public accountants, regarding the numerical information contained in the Prospectus Supplement under the captions "Prepayment and Yield Considerations" and "Description of the Mortgage Loans."

          (c) The Mortgage Loans will be reasonably acceptable to the Depositor, in its sole discretion.

          (d) The Depositor shall have received the following additional closing documents, in form and substance satisfactory to the Depositor and its counsel:

             (i)  the List of Mortgage Loans;

             (ii) the Pooling and Servicing Agreement, dated as of December 1, 1996, and the Underwriting Agreement, dated as of December 19, 1996 (the "Underwriting Agreement"), between the Depositor and CS First Boston Corporation and all documents required thereunder, duly executed and delivered by each of the parties thereto other than the Depositor;

             (iii) an officer's certificate of an officer of the Unaffiliated Seller, dated as of the Closing Date, in the form of Exhibit B hereto, and attached thereto resolutions of the board of directors and a copy of the charter and by-laws;

             (iv) a copy of the Unaffiliated Seller's charter and all amendments, revisions, and supplements thereof, certified by an officer of such entity;

             (v) an opinion of the counsel for the Unaffiliated Seller as to various corporate matters substantially in the form attached hereto as Exhibit C (it being agreed that the opinion shall expressly provide that the Trustee shall be entitled to rely on the opinion);

             (vi) letters from the Rating Agencies that they have assigned ratings to the Certificates as described in the Prospectus Supplement;

             (vii) an opinion of counsel for the Trustee in form and substance acceptable to the Depositor, its counsel, and each Rating Agency (it being agreed that the opinion shall expressly provide that the Unaffiliated Seller shall be entitled to rely on the opinion); and

          (viii) an opinion or opinions of counsel for the Servicer, in form and substance acceptable to the Depositor, its counsel, and each Rating Agency.

          (e) All documents contemplated by this Agreement and the Pooling and Servicing Agreement shall be satisfactory in form and substance to the Depositor and its counsel.

          (f) The Unaffiliated Seller shall have furnished the Depositor with such other certificates of its officers or others and such other documents or opinions as the Depositor or its counsel may reasonably request.

          Section 4.02.  Conditions of Unaffiliated Seller's Obligations.  The
                         -----------------------------------------------
obligations of the Unaffiliated Seller under this Agreement shall be subject to the satisfaction, on the Closing Date, of the following conditions:

          (a) Each of the obligations of the Depositor required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement and the Pooling and Servicing Agreement shall have been duly performed and complied with and all of the representations and warranties of the Depositor contained in this Agreement and the Pooling and Servicing Agreement shall be true and correct as of the Closing Date and the Unaffiliated Seller shall have received a certificate to that effect signed by an authorized officer of the Depositor.

          (b) The Unaffiliated Seller shall have received the following additional documents:

             (i) the Pooling and Servicing Agreement, and all documents required thereunder, in each case executed by the Depositor as applicable;

             (ii) an opinion of the counsel for the Depositor as to tax matters; and

             (iii) an opinion of the counsel for the Depositor as to true sale matters.

          (c) The Depositor shall have furnished the Unaffiliated Seller with such other certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Unaffiliated Seller may reasonably request, and the Underwriting Agreement shall have been duly performed and complied with.

          Section 4.03.  Termination of Depositor's Obligations.  The Depositor
                         --------------------------------------
may terminate its obligations hereunder by notice to the Unaffiliated Seller at any time before delivery of and payment of the purchase price for the Mortgage Loans if: (i) any of the conditions described in Section 4.01 are not satisfied when and as provided therein; (ii) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Unaffiliated Seller or the Servicer, or for the winding up or liquidation of the affairs of the Unaffiliated Seller or the Servicer; (iii) there shall have been the consent by the Unaffiliated Seller or the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Unaffiliated Seller or the Servicer or relating to substantially all of the property of the Unaffiliated Seller or the Servicer; or (iv) the Underwriter terminates its obligations under the Underwriting Agreement (except as a result of a failure solely due to a matter within the reasonable control of the Depositor). The termination of the Depositor's obligations hereunder shall not terminate the Depositor's rights hereunder or its right to exercise any remedy available to it at law or in equity.

          Section 4.04.  Notices.  All demands, notices and communications
                         -------
hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Depositor, addressed to the Depositor at Eleven Madison Avenue, New York, New York 10010, or to such other address as the Depositor may designate in writing to the Unaffiliated Seller and if to the Unaffiliated Seller, addressed to the Unaffiliated Seller at Wilshire Mortgage Funding Company IV, Inc., 1776 S.W. Madison Street, Portland, Oregon 97205, Attention: Lawrence Mendelsohn or to such other address as the Unaffiliated Seller may designate in writing to the Depositor.

          Section 4.05.  Severability of Provisions.  Any part, provision,
                         --------------------------
representation, warranty or covenant of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

          Section 4.06.  Agreement of Unaffiliated Seller.  The Unaffiliated
                         --------------------------------
Seller agrees to execute and deliver such instruments and take such actions as the Depositor may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

          Section 4.07.  Survival.  The parties to this Unaffiliated Seller's
                         --------
Agreement agree that the representations, warranties and agreements made by each of them herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party hereto, notwithstanding any investigation heretofore or hereafter made by such other party or on such other party's behalf, and that the representations, warranties and agreements made by the parties hereto in this Agreement or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans.

          Section 4.08.  Effect of Headings and Table of Contents.  The Article
                         ----------------------------------------
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          Section 4.09.  Successors and Assigns.  This Unaffiliated Seller's
                         ----------------------
Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly permitted by the terms hereof, this Agreement may not be assigned, pledged or hypothecated by any party hereto to a third party without the written consent of the other party to this Agreement; provided, however, that the Depositor may
                                   --------  -------
assign its rights hereunder to the Trustee on behalf of the Trust without the consent of the Unaffiliated Seller.

          Section 4.10.  Governing Law.  This Unaffiliated Seller's Agreement
                         -------------
shall be construed in accordance with and governed by the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          Section 4.11.  Confirmation of Intent.  It is the express intent of
                         ----------------------
the parties hereto that the conveyance of the Mortgage Loans by the Unaffiliated Seller to the Depositor as contemplated by this Unaffiliated Seller's Agreement be, and be treated for all purposes as, a sale by the Unaffiliated Seller to the Depositor of the Mortgage Loans. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Unaffiliated Seller to the Depositor to secure a debt or other obligation of the Unaffiliated Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Unaffiliated Seller then: (a) this Unaffiliated Seller's Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Unaffiliated Seller to the Depositor of a security interest in all of the Unaffiliated Seller's right, title and interest in and to the Mortgage Loans and all amounts payable on the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property; (c) the possession by the Depositor of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Depositor for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Depositor pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Unaffiliated Seller and the Depositor shall, to the extent consistent with this Unaffiliated Seller's Agreement, take such actions as may be necessary to ensure that, if this Unaffiliated Seller's Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Unaffiliated Seller's Agreement.

          Section 4.12.  Execution in Counterparts.  This Unaffiliated Seller's
                         -------------------------
Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          Section 4.13.  Costs.  In connection with the transactions
                         -----
contemplated under this Agreement and the Pooling and Servicing Agreement, the Unaffiliated Seller shall promptly pay (or shall promptly reimburse the Depositor to the extent that the Depositor shall have paid or otherwise incurred): (a) the fees and disbursements of the Depositor's counsel up to $125,000; (b) the fees of each Rating Agency as separately agreed; (c) any of the fees of the Trustee as separately agreed and the reasonable fees and disbursements of the Trustee's counsel up to $5,000; (d) reasonable expenses incurred in connection with printing the Prospectus, the Prospectus Supplement, any amendment or supplement thereto, any preliminary prospectus and the Certificates; (e) fees and expenses relating to the filing of documents with the Commission relating to the Offered Certificates (including without limitation periodic reports under the Exchange Act); and (f) the shelf registration amortization fee (which fee shall equal 1/29th of 1% of the amount of the Offered Certificates) paid in connection with the issuance of Certificates. For the avoidance of doubt, the parties hereto acknowledge that it is the intention of the parties that the Depositor shall not pay any of the Trustee's fees and expenses in connection with the transactions contemplated by the Pooling and Servicing Agreement. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expenses.

          Section 4.14.  Indemnification.  (a) (i)  The Unaffiliated Seller,
                         ---------------
     agrees to indemnify and hold harmless the Depositor, each of its directors, each of its officers who have signed the Registration Statement, and each of its directors and each person or entity who controls the Depositor or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, to which the Depositor or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Depositor and each such controlling person for any legal or other expenses incurred by the Depositor or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement relating to the Offered Certificates or any amendment or supplement to the Prospectus Supplement relating to the Offered Certificates or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Unaffiliated Seller, in light of the circumstances under which they were made, not misleading;

     provided, however, that the Unaffiliated Seller will not be liable in any
     --------  -------
     such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Term Sheet, dated December 13, 1996, relating to the Offered Certificates (except to the extent superseded by the Prospectus Supplement) or in the Prospectus Supplement or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Unaffiliated Seller by the Underwriter or the Depositor specifically for use therein. This indemnity agreement will be in addition to any liability which the Unaffiliated Seller may otherwise have.

          (ii) The Unaffiliated Seller agrees to indemnify and to hold the Depositor harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Depositor may sustain in any way related to the failure of any of the Unaffiliated Seller to perform its duties in compliance with the terms of this Agreement. The Unaffiliated Seller shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement, and the Unaffiliated Seller shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Depositor in respect of such claim. Pursuant to the Pooling and Servicing Agreement, the Trustee shall reimburse the Unaffiliated Seller in accordance with the Pooling and Servicing Agreement for all amounts advanced by the Unaffiliated Seller pursuant to the preceding sentence except when the claim relates directly to the failure of the Unaffiliated Seller to perform its duties in compliance with the terms of this Agreement.

          (b) The Depositor agrees to indemnify and hold harmless the Unaffiliated Seller, each of its directors and each person or entity who controls the Unaffiliated Seller or any such person, within the meaning of
Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, to which the Unaffiliated Seller or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Unaffiliated Seller and any such director or controlling person for any legal or other expenses incurred by such party or any such director or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Prospectus Supplement, any amendment or supplement to the Prospectus or the Prospectus Supplement or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is other than a statement or omission relating to the information set forth in subsection (a)(i) of this Section 4.14. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

          (c) The Unaffiliated Seller shall in addition indemnify and hold harmless the Depositor for any losses, claim, damages, or liabilities to which they become subject in connection with the use in connection with the offering for resale of the Offered Certificates of any materials which would constitute "computational materials", "collateral term sheets" or "structural term sheets" (collectively, "Computational Materials") under the Commission's "no-action letter" definitions of such terms as of the date hereof, except to the extent that any such losses, claims, damages or liabilities result from the negligence of Depositor in the preparation of such Computational Materials. The Depositor shall indemnify and hold harmless the Unaffiliated Seller for any losses, claims, damages or liabilities which result from the negligence of the Depositor in the preparation of such Computational Materials, and provided that in no event shall the Depositor be liable to the Unaffiliated Seller under this paragraph (c) in an amount in excess of the Depositor's resale profit on its sale of the Offered Certificates or the underwriter's fee, whichever is greater.

          (d) Promptly after receipt by an indemnified party under this Section
4.14 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4.14, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 4.14 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided,
                                                                       --------
however, if the
-------
defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the indemnifying party and would raise a potential conflict, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one separate counsel.

          (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in the preceding parts of this Section 4.14 is for any reason held to be unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or subsection (b) of this Section 4.14 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof); provided, however, that no person guilty of
                             --------  -------
fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered (i) the relative benefits received by the Unaffiliated Seller on the one hand, and the Depositor on the other, from the offering of the Certificates or (ii) if the allocation provided by clause (i) is not permitted by applicable law, the relative benefits described in clause (i) as well as the relative faults of the Unaffiliated Seller and the Depositor, taking into account the Unaffiliated Seller's and the Depositor's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances. The Unaffiliated Seller and the Depositor agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. For purposes of this Section 4.14, each director of the Depositor, each officer of the Depositor who signed the Registration Statement, and each person, if any who controls the Depositor within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Depositor, and each director of Unaffiliated Seller, and each person, if any who controls the Unaffiliated Seller within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Unaffiliated Seller.

          Section 4.15.  Miscellaneous.  (a)  (i) This Unaffiliated Seller's
                         -------------
Agreement supersedes all prior agreements and understandings relating to the subject matter hereof, (ii) this Unaffiliated Seller's Agreement may be amended from time to time by the Unaffiliated Seller and the Depositor by written agreement, without notice to or consent of the related Holders to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Unaffiliated Seller's Agreement which shall not be inconsistent with the provisions of this Unaffiliated Seller's Agreement; provided, however, that such action shall not, as evidenced by an Officer's
--------  -------
Certificate, at the expense of the party requesting the change, delivered to the Trustee, adversely affect in any material respect the interests of any Holder; and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party, (iii) this Unaffiliated Seller's Agreement may be amended from time to time by the Unaffiliated Seller and the Depositor with the consent of the Required Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Unaffiliated Seller's Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be
                           --------  -------
made unless the Trustee receives an Officer's Certificate, that such change will not reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, and (iv) it shall not be necessary for the consent of any Holder under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

          (b) The Depositor and the Unaffiliated Seller intend the conveyance by Unaffiliated Seller to the Depositor of all of its right, title and interest in and to the Mortgage Loans pursuant to this Unaffiliated Seller's Agreement to constitute a purchase and sale and not a loan.

                    [Signatures Commence on Following Page]

  IN WITNESS WHEREOF, the parties hereto have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.


                              CS FIRST BOSTON MORTGAGE SECURITIES CORP.



                              By:  /s/ Heidi Davis
                                 -----------------
                                 Name:   Heidi Davis
                                 Title:  Vice President



                              WILSHIRE MORTGAGE FUNDING COMPANY IV, INC.



                              By:  /s/ Lawrence Mendelsohn
                                 -------------------------
                                 Name: Lawrence Mendelsohn
                                 Title:  President

              [Signature Page to Unaffiliated Seller's Agreement]